[DESCRIPTION]Report of 10f-3 Transactions
Securities Purchases in Underwritings Involving
Transactions with Donaldson, Lufkin, & Jenrette Securities Co
Subject to Rule 10f-3 Under the Investment Company Act of 1940
ALLIANCE STRATEGIC BALANCED FUND

10f-3 TRANSACTIONS FOR THE PERIOD SEPTEMBER 1, 1996 THROUGH NOVEMBER 30, 1996
                                                                            Total
                          Date     Shares   % of FundPrice perPurchased by  Issued   Purchased                   Held
Security                  PurchasedPurchasedAssets   Share    Fund Group    (000)    By Group Broker(s)          11/30/96
Abercrombie & Fitch       09/25/96 100      0.00%    $16.00   44,300        7,000    0.63%    Goldman Sachs      0
American Residential Servi09/24/96 100      0.00%    $15.00   12,600        4,200    0.30%    Smith Barney Inc   0
Cymer                     09/18/96 100      0.00%    $9.50    12,500        3,340    0.37%    Morgan Stanley     0
Document Sciences         09/20/96 100      0.00%    $12.00   20,500        2,300    0.89%    C.J. Lawrence/Deuts0
Lightbridge Inc.          09/27/96 200      0.00%    $10.00   1,100         3,800    0.03%    UBS Securities     0
Intelligroup, Inc.        09/27/96 100      0.00%    $10.00   40,100        8,170    0.49%    Cowen & Co         0
Cox Radio                 09/27/96 400      0.01%    $18.50   2,000         7,500    0.03%    Salomon Brothers   0
Orckit Communications Ltd.09/27/96 100      0.00%    $16.00   25,100        3,300    0.76%    Alex Brown & Sons  0
Advance Fibre Comm.       09/30/96 100      0.00%    $25.00   44,300        4,500    0.98%    Morgan Stanley     0
Costilla Energy Inc.      10/02/96 2,100    0.05%    $12.50   130,200       4,800    2.71%    Prudential Securiti0
Crown Cork & Seal Co.     10/24/96 1,400    0.13%    $46.25   5,800         9,250    0.06%    Lazard Freres      0
Culligan Water Tech.      10/07/96 800      0.06%    $37.63   222,100       5,744    3.87%    Goldman Sachs      0
CyberMedia, Inc.          10/23/96 100      0.00%    $16.00   31,100        2,500    1.24%    Lewco Securities   0
Dominics Supermarkets     10/29/96 100      0.00%    $18.00   24,200        8,000    0.30%    BT Securities Corp.0
Infinity Financial Tech.  10/25/96 100      0.00%    $16.00   14,000        2,690    0.52%    Goldman Sachs      0
Interim Services          10/17/96 700      0.06%    $43.25   2,400         4,250    0.06%    Goldman Sachs      0
Midway Games, Inc.        10/30/96 300      0.01%    $20.00   184,800       5,100    3.62%    Oppenheimer & Co.  0
The Sabre Group Holdings  10/10/96 400      0.02%    $27.00   271,500       20,200   1.34%    Goldman Sachs      0
Stage Stores Inc.         10/24/96 400      0.01%    $16.50   54,500        11,000   0.50%    CS First Boston    0
Trusted Information Sys.  10/10/96 100      0.00%    $13.00   49,000        3,400    1.44%    Morgan J.P.        0
White Pine Software       10/11/96 100      0.00%    $9.00    82,200        3,000    2.74%    Cowen & Co         0
Wild Oats Markets         10/22/96 100      0.00%    $25.00   15,400        1,680    0.92%    Montgomery         0
XL Connect Solutions      10/17/96 100      0.00%    $15.00   29,800        2,900    1.03%    Alex Brown & Sons  0
Deutsche Telecom AG       11/18/96 1,200    0.04%    $18.89   1,077,590     85,000   1.27%    Goldman Sachs      0
Ingram Micro Inc.         10/31/96 100      0.00%    $18.00   133,700       20,000   0.67%    Morgan Stanley     0
Nu Skin Asia Pac. Inc.    11/21/96 100      0.00%    $23.00   44,100        9,100    0.48%    Merrill Lynch      0
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
10f-3 TRANSACTIONS FOR THE PERIOD DECEMBER 1, 1996 THROUGH FEBRUARY 28, 1997
                                                                            Total
                          Date     Shares   % of FundPrice perPurchased by  Issued   Purchased                   Held
Security                  PurchasedPurchasedAssets   Share    Fund Group    (000)    By Group Broker(s)          02/28/97
Doncasters PLC            01/30/97 300      0.01%    $16.50   79,600        8,000    1.00%    CS First Boston    0
Circuit City(Car Max Group02/04/97 1,000    0.04%    $20.00   238,900       21,860   1.09%    Morgan Stanley     4,000
Silgan Holdings, Inc.     02/14/97 500      0.02%    $20.00   142,000       4,500    3.16%    Goldman Sachs      1,700
Yurie Systems, Inc.       02/05/97 200      0.00%    $12.00   14,900        4,000    0.37%    Alex Brown & Sons  0
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1-Purchase may not exceed 3% of Fund's Total Assets.
2-Purchases by all Alliance Funds may not exceed the greater of (i) 4% of the principal amount of the offering or (ii) $500,000 in principal amount, but in no event may exeed 10% of the principal amount of the offering.